Exhibit 99.1
For More Information Contact

Media	Investors

Ingram Micro Inc.	Ingram Micro Inc.
Jim Trainor (714) 382-2378	Ria Marie Carlson (714) 382-4400
jim.trainor@ingrammicro.com	ria.carlson@ingrammicro.com

Rekha Parthasarathy (714) 382-1319	Kay Leyba (714) 382-4175
rekha@ingrammicro.com	kay.leyba@ingrammicro.com
INGRAM MICRO FORTIFIES CONSUMER ELECTRONICS PRESENCE WITH ACQUISITION OF DBL DISTRIBUTING
World’s Largest Technology Distributor Expands its Consumer Electronics Portfolio by
Purchasing a Leading U.S. Provider of Accessories
     SANTA ANA, Calif., June 13, 2007 — Ingram Micro Inc. (NYSE: IM), the world’s largest technology distributor, strengthened its position in the consumer electronics market today with the signing of a definitive agreement to acquire certain net assets of DBL Distributing Inc., one of the nation’s top distributors of consumer electronics (CE) accessories and related products.
     “Our acquisition of DBL Distributing is another step forward in Ingram Micro’s consumer electronics strategy,” said Greg Spierkel, chief executive officer, Ingram Micro Inc. “This strategy positions Ingram Micro at the forefront of two significant trends: the continuing convergence of commercial and consumer technologies and the growing importance of retailers in the marketplace. The transaction is an example of how we plan to deploy capital in the future — through strategic acquisitions that spur growth, enhance profitability and expand our addressable market.”
     DBL Distributing, based in Scottsdale, Ariz. with approximately 350 employees, offers a comprehensive mix of more than 17,000 consumer electronics products to thousands of independent retailers across the United States. The company reported 2006 sales of nearly $300 million, following four years of double-digit sales growth, with gross and operating margins double those of Ingram Micro’s core distribution business.
     “While our purchase of AVAD two years ago made us leaders in the custom installation market, the acquisition of DBL makes us leaders in the independent retail market,” said Keith Bradley, president, Ingram Micro North America. “This acquisition provides us with a complementary portfolio of products and services for a new and expansive customer base. We plan to leverage this opportunity by cross-

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selling our current selection of information technology products to DBL’s customers as well as offer our customers access to DBL’s extensive CE accessory products.”
     Bradley added that DBL Distributing will operate as a wholly owned subsidiary of Ingram Micro Inc., maintaining the same brand name, business model and management structure to ease the transition for customers and vendor partners of both companies.
     “DBL Distributing is excited to be a part of Ingram Micro and at the prospect of being able to offer a wider range of information technology products to our customer base,” said David Lorsch, president and CEO of DBL Distributing. “Our world-class management team led the company to 18 straight years of impressive annual growth, and we’re looking forward to joining with Ingram Micro to provide the necessary resources and capital to help us continue this legacy.”
     The agreement calls for a purchase price of $96 million, subject to final working capital adjustments, and will be financed through existing borrowing capacity. The transaction is expected to be nominally accretive to earnings per share in 2007, building to approximately $0.03 and $0.06 in 2008 and 2009, respectively, which assumes annual non-cash amortization expense for intangibles of approximately $3.0 million and a combined US federal and state income tax rate of 40 percent.
     DBL Distributing publishes the most comprehensive CE wholesale catalog in the industry, highlighting a vendor base that includes renowned CE brands such as Philips, Samsung and Sony. As part of this transaction, Ingram Micro has also purchased NXG Technology, DBL’s own exclusive brand of custom audio and video installation products. The NXG brand includes two complete lines of audio/video cables, three complete lines of in-wall and indoor/outdoor speakers and a complete offering of in-wall volume controls and A/V selectors.
Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
The matters in this press release that are forward-looking statements, including but not limited to statements about future revenues, sales levels, operating income, margins, stock-based compensation expense, integration costs, cost synergies, operating efficiencies, profitability, market share and rates of return, are based on current management expectations that involve certain risks which, if realized, in whole or in part, could cause such expectations to fail to be achieved and have a material adverse effect on Ingram Micro’s business, financial condition and results of operations, including, without limitation: (1) intense competition, regionally and internationally, including competition from alternative business models, such as manufacturer-to-end-user selling, which may lead to reduced prices, lower sales or reduced sales growth, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) integration of our acquired businesses and similar transactions involve various risks and difficulties — our operations may be adversely impacted by an acquisition that (i) is not suited for us, (ii) is improperly executed, or (iii) substantially increases our debt; (3) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, and other related risks of our international operations may adversely impact our operations in that country or globally; (4) we may not achieve the objectives of our process improvement efforts or be able to adequately adjust our cost structure in a timely fashion to remain competitive, which may cause our profitability to suffer; (5) our failure to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services, could negatively impact our future operating results; (6) an interruption or failure of or disruptions due to changes to our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information and may adversely impact our results of operations; (7) significant changes in supplier terms, such as higher thresholds on sales volume before distributors may qualify for discounts and/or rebates, the overall reduction in the amount of incentives available, reduction or termination of price protection, return levels, or other inventory management programs, or reductions in payment terms, may adversely impact our results of operations or financial condition; (8) termination of a supply or services agreement with a major supplier or product supply shortages may adversely impact our results of operations; (9) changes in, or interpretations of, tax rules and regulations may adversely affect our effective tax rates or we may be required to pay additional tax assessments; (10) we cannot predict with certainty, the outcome of the SEC and U.S. Attorney’s inquiries or assessments by Brazilian taxing authorities; (11) if there is a downturn in economic conditions for an extended period of time, it will likely have an adverse impact on our business; (12) we may experience loss of business from one or more significant

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customers, and an increased risk of credit loss as a result of reseller customers’ businesses being negatively impacted by dramatic changes in the information technology products and services industry as well as intense competition among resellers — increased losses, if any, may not be covered by credit insurance or we may not be able to obtain credit insurance at reasonable rates or at all; (13) rapid product improvement and technological change resulting in inventory obsolescence or changes in demand may result in a decline in value of a portion of our inventory; (14) future terrorist or military actions could result in disruption to our operations or loss of assets, in certain markets or globally; (15) the loss of a key executive officer or other key employees, or changes affecting the work force such as government regulations, collective bargaining agreements or the limited availability of qualified personnel, could disrupt operations or increase our cost structure; (16) changes in our credit rating or other market factors may increase our interest expense or other costs of capital, or capital may not be available to us on acceptable terms to fund our working capital needs; (17) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions could negatively impact our future operating results; (18) future periodic assessments required by current or new accounting standards such as those relating to long-lived assets, goodwill and other intangible assets and expensing of stock options may result in additional non-cash charges; (19) seasonal variations in the demand for products and services, as well as the introduction of new products, may cause variations in our quarterly results; and (20) the failure of certain shipping companies to deliver product to us, or from us to our customers, may adversely impact our results of operations.
Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro’s results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro’s Annual Report on Form 10-K for the year ended December 30, 2006; other risks or uncertainties may be detailed from time to time in Ingram Micro’s future SEC filings. Ingram Micro disclaims any duty to update any forward-looking statements.
About Ingram Micro Inc.
As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics services, technical support, financial services, and product aggregation and distribution. The company serves more than 150 countries and is the only global broadline IT distributor with operations in Asia. Visit www.ingrammicro.com.
About DBL Distributing Inc.
DBL Distributing, Inc. is one of the nation’s top distributors of consumer electronics accessories and related products, with more than 30,000 retail customers nationwide. Headquartered in a custom-built 144,000 square foot facility in Scottsdale, Arizona, DBL carries more than 17,000 products from nearly 400 quality manufacturers. DBL offers same-day shipping for orders placed by 5:00 p.m. MST, a best price for 1 or 100 piece policy and has a “no minimum” order policy. DBL’s business strategy proves that customers come first. For more information please visit www.dbldistributing.com, or call (800) 733-6766.
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©2007 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.